UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Mountain National Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Important Notice Regarding the
Availability of Proxy Materials for
the Shareholder Meeting
to be held on July 27, 2011
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at mnl.ilstk.com. To vote your proxy while visiting this site you will need the 12 digit voter control number in the box below.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the internet site below on or before July 13, 2011 to facilitate timely delivery.
A copy of the proxy statement, annual report and form of proxy, as well as the proxy statement, annual report and form of proxy relating to future shareholder meetings, may be requested by one of the following methods:

INTERNET mnl.ilstk.com	TELEPHONE (800) 757-5755

VOTER CONTROL NUMBER

View material online at mnl.ilstk.com A convenient way to view proxy materials and VOTE! You must use the 12 digit voter control number shown above to vote.

For directions to the Annual Shareholder Meeting, please contact Bev Brosch by calling (865) 428-7990 or by e-mailing bbrosch@bankmnb.com. To access your proxy materials online, vote online or request a paper or e-mail copy of your proxy materials, please see the instructions above.
If you wish to vote your shares in person at the Annual Shareholder Meeting, you will need to request a ballot at the meeting.
To view your proxy materials online, go to mnl.ilstk.com.
Have the 12 digit voter control number available when you access the website and follow the instructions.

Notice of Annual Meeting

Date:	July 27, 2011
Time:	10:00 AM
Place:	Mountain National Bank, Operations Center, 2025 Red Bank Road, Sevierville, TN 37876
The purpose of the Annual Meeting is to take action on two proposals:
Proposal One — To elect three Directors.
Proposal Two — Ratify the appointment of Crowe Horwath LLP as independent registered public accounting firm for the current fiscal year.
The Board of Directors recommends that you vote “FOR” proposal one and “FOR” proposal two.